U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                           Date of Report: May 7, 2003



                         TIDELANDS OIL & GAS CORPORATION
-------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its Charter)




         Nevada                     0-29613                    66-0549380
------------------------     ---------------------     -------------------------
(State of Incorporation)      Commission File No.           (IRS Employer
                                                          Identification No.)



13330 Leopard St., Ste. 26, Corpus Christi, TX               78410
-------------------------------------------------- ----------------------------
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, (   361   )      241        -    2244
                               -----------  -------------     ----------





                     (Registrant's former name and address)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 16, 2003, we sold a Seventy-five (75%) interest in our subsidiaries, Reef International, L.L.C. and Reef Marketing, L.L.C. for $1,960,867 on a Purchase and Sale Agreement (Exhibit 10.1 Purchase and Sale Agreement). The L.L.C. interests were acquired by Impact International, L.L.C. (99% of the 75%) and Coahuila Pipeline, L.L.C. (1% of the 75%). Immediately after the transactions, Tidelands, Impact International and Coahuila transferred their respective interests in both Reef L.L.C.'s to Reef Ventures, L.P., a Texas limited partnership (Exhibit 10.2 Limited Partnership Agreement). Tidelands retains a 25% interest in Reef Ventures, L.P.

         Reef International, L.L.C. is the holder of United States, Texas permits for the construction, ownership, operation and maintenance of a twelve (12") pipeline and a six (6") liquids line (together with loading and unloading facilities) from Eagle Pass, Texas to Piedras Negras, Mexico. Reef Marketing, L.L.C. was organized for the marketing, gathering and transportation of natural gas and natural gas liquids from Eagle Pass, Texas to Piedras Negras, Mexico.

         Impact has agreed to finance the construction of the Reef Ventures, L.P. natural gas pipeline. The financial commitment is $3,315,906. Additionally, Impact has agreed to finance the construction of the 6 inch propane/butane liquids pipeline subject to the negotiation and execution of definitive agreements. The liquids pipeline financial commitment is $2,723,226. Impact's total financial commitment to Tidelands regarding the sale of the Reef interests and pipeline construction is not to exceed $8,000,000.

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Impact Transaction Summary

         The summary of disclosures contained in this section should be read in conjunction with the attached Exhibits which contain the details of the summarized transactions.

         Reef Ventures, L.P. will utilize Reef International, L.L.C. as the vehicle which constructs and operates the 12 inch natural gas pipeline for the international pipeline project from Eagle Pass, Texas to Piedras Negras, Mexico. After the construction period ends, Tidelands will be a limited partner with no direct management responsibilities for the limited partnership. Impact will receive a priority return of 150% of all actual investment in the project before other partners receive their respective investment returns.

         Additionally, we granted Impact International, L.L.C. common stock purchase warrants. Impact International is initially entitled to purchase, subject to adjustment, 6,830,000 Tidelands common shares (Exhibit 10.3 Stock Purchase Warrant). This is a common stock purchase warrant for a Nineteen (19%) percent interest in Tideland's common stock for a period of two (2) years. The shares may be purchased at a price not to exceed $0.35 per share. We have granted Impact International registration rights for the shares underlying the warrants (Exhibit 10.4 Registration Rights Agreement).

Item 7.  Financial Statement and Exhibits.

         (a) Financial statements of businesses acquired. N/A
         (b) Pro Forma financial information. N/A
         (c) Exhibits.

                  10.1 Purchase and Sale Agreement for Reef Marketing, L.L.C. and Reef International, L.L.C. by and between Tidelands Oil & Gas Corporation and Impact International, L.L.C. and Coahuila Pipeline, L.L.C. dated April 16, 2003.
                  10.2     Agreement of Limited  Partnership  of Reef  Ventures,
                           L.P.
                  10.3     Stock Purchase Warrant
                  10.4     Registration Rights Agreement


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TIDELANDS OIL & GAS CORPORATION
Dated: May 7, 2003

                                                  /s/ Michael Ward
                                                 -------------------------------
                                                 By: Michael Ward
                                                 Title: President